Exhibit 99.7
EXECUTION VERSION
Dated as of June 9, 2011
PROVINCE OF NEW BRUNSWICK
U.S.$750,000,000
2.750% Bonds, Series HD, due June 15, 2018

UNDERWRITING AGREEMENT

Province of New Brunswick
Underwriting Agreement
June 9, 2011
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
CIBC World Markets Corp.
RBC Capital Markets, LLC
As representatives of the several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
     One Bryant Park
     New York, New York 10036
Dear Ladies and Gentlemen:
          The Province of New Brunswick (the “Province”) proposes to issue and sell the principal amount of its debt securities identified in Schedule I hereto (the “Securities”) to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the "Representatives”). The Securities will be issued in the form of one or more fully registered permanent global securities (the “Global Securities”) registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”), subject to the provisions of the fiscal agency agreement identified on Schedule I hereto (the “Fiscal Agency Agreement”). As of June 9, 2011 (the "Time of Sale”), the Province had prepared the following information (collectively, the “Time of Sale Information”): the Basic Prospectus (as defined below) as supplemented by the Preliminary Final Prospectus (as defined below) dated June 9, 2011 and the Issuer Free Writing Prospectus (as defined below), substantially in the form of Schedule I hereto. As used herein, “Issuer Free Writing Prospectus” shall have the meaning assigned to the term “issuer free writing prospectus” in Section 433 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). This Agreement is to confirm the arrangements with respect to the purchase of the Securities by the several Underwriters.
          1. Representations and Warranties. The Province represents and warrants to, and agrees with, the several Underwriters that:
     (i) The Time of Sale Information, at the Time of Sale and at the Closing Date (as hereinafter defined), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Province makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Province in writing by or on behalf of an Underwriter through the Representatives specifically for use in such Time of Sale Information. The Issuer Free Writing Prospectus

in the form of Schedule I hereto complies in all material respects with the U.S. Securities Act.
     (ii) The Province has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement or registration statements under Schedule B of the U.S. Securities Act, which has or have become effective, for the registration of any Securities which may be sold in the United States under the U.S. Securities Act. Each such registration statement, as amended at the date of this Agreement, complies in all material respects with the requirements of the U.S. Securities Act and the rules and regulations thereunder. The Province has filed a Preliminary Final Prospectus (as defined below) with the SEC pursuant to Rule 424 under the U.S. Securities Act, which has been furnished to the Underwriters, and proposes to file with the SEC pursuant to Rule 424 under the U.S. Securities Act a supplement to the form of prospectus included in the most recent registration statement, or amendment thereto, filed with the SEC relating to the Securities and the plan of distribution thereof and has advised you of all further information (financial and other) with respect to the Province to be set forth therein. The registration statement or registration statements, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date of this Agreement, is or are herein called the “Registration Statement”; the prospectus in the form in which it appears in the Registration Statement, including the documents incorporated by reference therein, is herein called the “Basic Prospectus”; the Basic Prospectus as supplemented to reflect the terms of the Securities and the terms of the offering thereof, in the form in which it shall be first filed with the SEC pursuant to Rule 424 under the U.S. Securities Act after the date hereof, including the documents incorporated by reference therein, is herein called the “Final Prospectus”; and any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 under the U.S. Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Final Prospectus”.
     (iii) The documents filed by the Province with the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) that are incorporated by reference in the Preliminary Final Prospectus or the Final Prospectus, at the time they were filed with the SEC, complied in all material respects with the requirements of the U.S. Exchange Act and the rules and regulations thereunder.
     (iv) The Province will use all reasonable efforts to publish a prospectus approved by the UK Listing Authority as soon as possible after the Closing Date (as defined below) (the “UKLA Prospectus”) in compliance with Directive 2003/71/EC (the “European Prospectus Directive”) and all laws, regulations and rules implementing the European Prospectus Directive, as amended from time to time and shall submit (or procure the submission on its behalf of) such reports or information as may from time to time be required and otherwise comply with the European Prospectus Directive and all laws, regulations and rules implementing the European Prospectus Directive.
     (v) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the U.S. Securities Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (a) the Registration Statement, as amended as of any such time and the Final Prospectus, as amended or supplemented as of any such time, complied and will comply in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder and (b) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the summary set out in the Final Prospectus is not misleading, inaccurate or inconsistent when read with other parts of the Final Prospectus; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Province, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Shearman & Sterling LLP, Commerce Court West, Suite 4405, Toronto, Ontario, Canada (or such other place as may be agreed to by the Representatives and the Province) at 9:00 a.m., Toronto time, on June 16, 2011 (or at such time on such later date not later than five business days after such specified date as the Representatives and the Province shall agree upon), which date and time may be postponed by agreement between the Representatives and the Province or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Global Securities shall be made to the Representatives or to their order for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Province in immediately available (same day) funds by transfer to a U.S. dollar account specified by the Province. The Global Securities shall be substantially in the form annexed to the Fiscal Agency Agreement and registered in the name of Cede & Co., as nominee of DTC.
          The Global Securities shall be made available for inspection and checking by the Representatives in Toronto, Ontario not later than 3:00 P.M. (Toronto time) on the business day prior to the Closing Date. For purposes of this Agreement, “business day” shall mean a day on which banking institutions in the City of Toronto are not authorized or obligated by law or executive order to be closed.

          4. Listing. The Province agrees with the Underwriters to file or cause to be filed an application to the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended (the “UK Listing Authority”), for the Securities to be admitted to the Official List of the UK Listing Authority (the “Official List”) and to the London Stock Exchange plc for the Securities to be admitted to trading on the Regulated Market of the London Stock Exchange plc (the “Stock Exchange”) as soon as possible after the Closing Date. References herein to “list”, “listed” or “listing” when used in relation to the Stock Exchange shall mean admitted to the Official List and admitted to trading on the Regulated Market of the Stock Exchange, which is a regulated market for the purposes of the Markets in Financial Instruments Directive (2004/39/EC). The Province shall use all reasonable efforts to cause the Securities to be listed on the Stock Exchange as soon as possible after the Closing Date. The Province further agrees to furnish to the UK Listing Authority and the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause the listing of the Securities on the Stock Exchange to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of the Province, the continuation of such listing shall become unduly onerous, then the Province may delist the Securities from the Stock Exchange; provided, further, that if the Securities are to be so delisted from the Stock Exchange, the Province will use its best efforts to obtain the admission to listing, trading and/or quotation of the Securities by another listing authority, securities exchange and/or quotation system reasonably acceptable to the Representatives and the Province prior to the delisting of the Securities from the Stock Exchange. The provisions of this Section 4 shall apply to any other listing authority, securities exchange and/or quotation system on which the Securities may be admitted to listing, trading and/or quotation mutatis mutandis.
          5. Agreements. (a) The Province and the several Underwriters agree that:
     (i) Prior to the termination of the offering of the Securities, the Province will not file any amendment to the Registration Statement, any supplement to the Time of Sale Information or the Final Prospectus, or any document that would as a result thereof be incorporated by reference in the Time of Sale Information or the Final Prospectus, unless the Province has furnished to the Underwriters a copy for their review prior to filing and will not file any such proposed amendment, supplement or document to which the Underwriters reasonably object, except that the Underwriters may not object to the filing, as exhibits to an amendment on Form 18-K/A to the Province’s Annual Report on Form 18-K, of reports prepared by the Province and the NB Power Group in the ordinary course. Subject to the foregoing sentence, the Province will cause any Preliminary Final Prospectus and the Final Prospectus to be filed (or mailed for filing) with the SEC pursuant to Rule 424 under the U.S. Securities Act and the Province will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the U.S. Securities Act. The Province will promptly advise the Representatives (i) when the Time of Sale Information, the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Time of Sale Information or the Final Prospectus shall have been filed (or mailed for filing) with the SEC, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the SEC for any amendment of the Registration Statement or amendment of or supplement to the Time of Sale Information or the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference in the Preliminary Final Prospectus or the Final Prospectus, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Province of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Province will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
     (ii) Before using or filing any Issuer Free Writing Prospectus, other than the Issuer Free Writing Prospectus substantially in the form of Schedule I hereto, the Province will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object; provided that the Representatives may not object to a filing that is required.
     (iii) If, at any time when a prospectus relating to the Securities is required to be delivered under the U.S. Securities Act, any event occurs as a result of which the Time of Sale Information or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Time of Sale Information or the Final Prospectus to comply with the U.S. Securities Act or the rules and regulations thereunder, the Province promptly will prepare and file with the SEC, subject to the first sentence in paragraph (a)(i) of this Section 5, an amendment or supplement at its own expense which will correct such statement or omission or an amendment which will effect such compliance.
     (iv) Subject to the UKLA Prospectus being approved and published in accordance with Section 1(iv), the Province shall update or amend the UKLA Prospectus by the publication in accordance with the European Prospectus Directive of a supplement thereto or an update thereof in the event that (A) a significant new factor, material mistake or inaccuracy relating to the information included in the UKLA Prospectus which is capable of affecting the assessment of the Securities arises or is noted, or (B) if there is any Significant (as defined below) change affecting any matter contained in the UKLA Prospectus or a Significant new matter arises, the inclusion of information in respect of which would have been so required if it had arisen when the UKLA Prospectus was prepared, or if such supplement or update would be required by the UK Listing Authority prior to the listing of such Securities. Without prejudice to the generality of the foregoing, the Province undertakes that in the period from and including the date when the UKLA Prospectus is approved by the UK Listing Authority to and including the date when the Securities are issued it will only prepare and publish a supplement to, or update of, the UKLA Prospectus if it is required, or has reasonable grounds to believe that it is required, to do so in order to comply with Section 87G of the Financial Services and Markets Act 2000. For the purposes of this clause, “Significant” means significant for the purposes of making an informed assessment of (A) the assets and liabilities, financial position, profits and losses and prospects of the Province and (B) the rights attaching to the Securities.
     (v) The Province will make generally available to its security holders and to the Representatives as soon as practicable after the close of its first fiscal year beginning after the date hereof, statements of its revenues and expenditures for such fiscal year which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and the applicable rules and regulations thereunder.
     (vi) The Province will furnish to the Representatives, upon request, copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or a dealer may be required by the U.S. Securities Act or publication of a prospectus may be required by the European Prospectus Directive, as many copies of any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus and the UKLA Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.
     (vii) The Province will arrange for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the securities laws of such states and other jurisdictions of the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Province shall not be obligated to take any action in connection with such qualification that would subject it to service of process generally or require it to qualify as a dealer in securities.
     (viii) If the Province has agreed with the relevant Representative(s) that the UK Listing Authority will be requested to provide a certificate of approval to the competent authority of one or more EEA Member State(s) under Article 17 and Article 18 of the European Prospectus Directive, the arrangements relating to such request (including, but not limited to, the cost of preparing any summary required pursuant to Article 19 of the European Prospectus Directive) will be agreed between the Province and the relevant Representative(s) at the relevant time.
          In any such case, the Province undertakes that it will use all reasonable endeavors to procure the delivery of a certificate of approval by the competent authority in the United Kingdom to the competent authority in each such EEA Member State as agreed between the Province and the relevant Representative(s).
          Any translation of the summary set out in the UKLA Prospectus required pursuant to Article 19 of the European Prospectus Directive shall be accurate and complete in all material respects and shall not be misleading, inaccurate or inconsistent when read together with the UKLA Prospectus.
          For the purposes of the above, “EEA Member State” means the member states of the European Union, together with Iceland, Norway and Liechtenstein.

     (ix) The Province will pay (i) all expenses in connection with (a) the preparation, issue, execution and delivery of the Securities (including fees of the registrar, fiscal agent, transfer agent and paying agents and the fees and expenses of the Province’s legal advisors), (b) the fee incurred in filing the Registration Statement (including all amendments thereto), any Issuer Free Writing Prospectus and any Time of Sale Information with the SEC, (c) all costs, expenses, fees or commissions, payable on or in connection with the approval of the UKLA Prospectus by the UK Listing Authority and the granting of listing for the Securities on the Stock Exchange and (d) any fee payable to rating services in connection with the rating of the Securities, (ii) the cost of copying the documents incorporated by reference in the Time of Sale Information and the Final Prospectus in such quantities as the Representatives may reasonably request and the cost of delivering the same to locations designated by the Representatives and satisfactory to the Province in its reasonable judgment, (iii) all stamp duties or other like taxes and duties or value added taxes payable under the laws of the United Kingdom upon and in connection with the execution, issue and subscription of the Securities or the execution and delivery of this Agreement and the Fiscal Agency Agreement and (iv) an amount up to US$125,000 to be applied in reimbursement of the reasonable out-of-pocket expenses and costs of the Underwriters (including any value added or equivalent tax on such expenses and costs) directly attributable to the offering and sale of the Securities. Except as provided in this Section 5(a)(ix) and Section 9 hereof, the Province shall not be required to pay or bear any fees or expenses of the Underwriters. In respect of clause (iv) above, the Representatives shall deduct the amount of US$125,000 from the purchase price for the Securities, shall supply the Province with an itemized account for such expenses within 90 days of the Closing Date and shall repay the Province within 90 days of the Closing Date any shortfall between the expenses so itemized and US$125,000.
     (x) The Province will pay all costs incurred in connection with the printing of the Final Prospectus, the UKLA Prospectus and each Preliminary Final Prospectus (including all amendments thereof or supplements thereto), any Issuer Free Writing Prospectus and the cost of delivering the same to locations designated by the Underwriters, the Province and each of their counsel.
          (b) Each Underwriter agrees that:
     (i) It will cause the Representatives to deliver to the Province a letter prior to the Closing Date containing the total sales of the Securities made in the initial distribution in the United States together with an estimate of the number of Securities reasonably expected to be sold within the United States in secondary market transactions within 40 days of the Closing Date; provided, however, that the Underwriters shall bear no responsibility for any discrepancy between such estimate and the actual number of Securities sold within the United States pursuant to such secondary market transactions in such time period.
     (ii) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act) (which term includes use of any written information furnished to the

SEC by the Province and not incorporated by reference into the Registration Statement and any press release issued by the Province) other than (A) the Issuer Free Writing Prospectus substantially in the form of Schedule I hereto or prepared pursuant to Section 5(a)(ii) above, or (B) any “free writing prospectus” prepared by such Underwriter and provided to and consented to by the Province in advance in writing (each such “free writing prospectus” referred to in this clause (B), an “Underwriter Free Writing Prospectus”); provided that the Underwriters may use a Bloomberg term sheet in accordance with Section 5(b)(iv) below.
     (iii) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 5(b)(ii)(B) in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Province has consented in advance in writing to such dissemination.
     (iv) It has not used and will not use, without the prior written consent of the Province, any “free writing prospectus” that contains the final terms of the Securities unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the SEC; provided that the Underwriters may use a Bloomberg term sheet that contains some or all of the information in Schedule I hereto without the consent of the Province; and provided further that such Bloomberg term sheet, solely as a result of use by the Underwriters, would not trigger an obligation to file such free writing prospectus with the SEC pursuant to Rule 433 under the U.S. Securities Act.
     (v) It is not subject to any pending proceeding under Section 8A of the U.S. Securities Act with respect to the offering (and will promptly notify the Province if any such proceeding against it is initiated during the period that delivery of a prospectus by an Underwriter or a dealer may be required by the U.S. Securities Act).
          6. Selling Restrictions.
          (a) European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the underwriters has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Bonds which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than any offers in the United Kingdom from the time the UKLA Prospectus has been approved by the UK Listing Authority and published in accordance with the Prospectus Directive until such later date as the Province may permit, and provided that the Province has consented in writing to use of the UKLA Prospectus for any such offers, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Bonds to the public in that Relevant Member State:
     (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

     (ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Province for any such offer; or
     (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Bonds shall require the Province or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
          For the purposes of this provision, the expression an “offer of Bonds to the public” in relation to any Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. In this document, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
          (b) United Kingdom. Each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has represented and agreed that:
     (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and
     (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.
          Unless and until this document has been approved by the UK Listing Authority as part of the UKLA Prospectus:
     (i) this document is for distribution only to persons who (a) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (b) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (c) are outside the United Kingdom, or (d) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”);
     (ii) this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons; and
     (iii) any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
          (c) Japan. The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has undertaken that it has not offered or sold and will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
          (d) Hong Kong. In addition, each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has represented and agreed that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of this prospectus or any document, any Bonds other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a ''prospectus’’ within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of such ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
          (e) Italy. Until such time as the offering of the Bonds has been registered with CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation (including the passporting of the Prospectus), no Bonds may be offered, sold or delivered, nor may copies of this prospectus supplement or any other document relating to the Bonds be distributed in the Republic of Italy, except:

     (i) to professional investors (operatori qualificati) (the Professional Investors), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July 1998, as amended (Regulation No. 11522); or
     (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the Financial Services Act) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May 1999, as amended (Regulation No. 11971).
          At any time (both before and after registration with CONSOB) any offer, sale or delivery of the Bonds or distribution of copies of this prospectus supplement or any other document relating to the Bonds in the Republic of Italy must be:
     (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, Regulation No. 11522 and Legislative Decree No. 385 of 1 September 1993, as amended (the Banking Act); and
     (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time; and
     (iii) in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or Bank of Italy.
          In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospective Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set out under the Prospectus Directive shall apply to the Republic of Italy.
          Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on solicitation of investments applies, the subsequent distribution of the Bonds on the secondary market in Italy must be made in compliance with the provisions set out in the Basic Prospectus, this prospectus supplement and any amendments or supplements thereto and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in a violation of public offering rules and/or the sale of such Bonds being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.
          (f) Belgium. Each underwriter has represented and agreed that it has not sold and will not sell Bonds to any person qualifying as a consumer within the meaning of Article 1.7° of the Belgian law of 14th July 1991 on consumer protection and trade practices unless such sale is made in compliance with this law and its implementing regulation.
          Only the persons or entities listed in article 56 of the Act of 16 June 2006 on the public offer of investment instruments and the admission to trading of investment instruments on a regulated market may act as intermediary in the context of a public offer of investment instruments.

          (g) Switzerland. Each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has represented and agreed that it has not offered or sold and will not offer or sell any Bonds, directly or indirectly, to the public in Switzerland.
          (h) Sale and Distribution. In addition to the provisions of Sections 6(a), (b), (c), (d), (e), (f) and (g) above, each of the Underwriters, on behalf of itself and each of its respective affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it and each of its respective affiliates has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Time of Sale Information, any “free writing prospectus”, or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement. In addition, the Representatives agree with the Province to cause each selling group member to agree to comply with the restrictions on offers and sales of the Securities set forth in this Section 6.
          (i) Authorizations. Without prejudice to the provisions of Sections 6(a), (b), (c), (d), (e), (f) and (g) and except for the registration of the Securities under the U.S. Securities Act and the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Representatives may designate pursuant to Section 5(a)(vii), the Province shall not have any responsibility for, and Underwriters severally agrees with the Province that each Underwriter and their respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Securities.
          7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Province contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Province made in any certificates pursuant to the provisions hereof, to the performance by the Province of its obligations hereunder and to the following additional conditions:
          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Province or the Representatives shall be contemplated by the SEC; and the Final Prospectus shall have been filed with the SEC pursuant to Rule 424 not later than 5:00 P.M., New York City time, on the second business day following the date hereof or transmitted by a means reasonably calculated to result in filing with the SEC by such date; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the U.S. Securities Act, shall have been filed with the SEC under the U.S. Securities Act.

          (b) The Province shall have furnished to the Representatives, on behalf of the Underwriters, on or prior to the Closing Date, a written opinion dated the Closing Date of the Deputy Attorney General, Acting Deputy Attorney General, Assistant Deputy Attorney General Legal Services or Acting Assistant Deputy Attorney General Legal Services, addressed to the Minister of Finance of the Province to the effect that, based on the assumptions and subject to the qualifications set forth therein:
     (i) this Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province and the Order or Orders of the Lieutenant-Governor in Council applicable thereto, and constitutes a legal, valid and binding agreement of the Province enforceable in accordance with its terms;
     (ii) the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province and the Order or Orders of the Lieutenant-Governor in Council applicable thereto, and, assuming due execution and delivery by the Fiscal Agent, constitutes a legal, valid and binding agreement of the Province enforceable in accordance with its terms;
     (iii) the Securities have been duly authorized and the Global Securities have been duly executed by the Province in accordance with the laws of the Province and the Order or Orders of the Lieutenant-Governor in Council applicable thereto, and, when authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Province, enforceable in accordance with their terms;
     (iv) the statements in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus under the caption “Description of Debt Securities — Canadian Income Tax Considerations,” as supplemented by “Taxation — Canadian Taxation” are accurate in all material respects subject to the qualifications therein stated;
     (v) the payment of principal of and interest on the Securities will be a charge on and payable out of the Consolidated Fund of the Province of New Brunswick;
     (vi) no authorization, consent, waiver or approval of, or filing, registration, qualification or recording with, any governmental authority of the Province of New Brunswick or of Canada is required in connection with the execution, delivery and performance by the Province of this Agreement or the Fiscal Agency Agreement or the sale of the Securities by the Province in the manner contemplated in this Agreement and the Final Prospectus, except for the Order or Orders of the Lieutenant-Governor in Council and an approval under the Provincial Loans Act (New Brunswick) and Loan Act 2010 (New Brunswick), which have been obtained;
     (vii) no stamp or other similar duty or levy is payable under the laws of the Province of New Brunswick or the laws of Canada applicable in the Province in connection with the execution, delivery and performance by the Province of this

Agreement and the Fiscal Agency Agreement, or in connection with the issue and sale of the Securities by the Province in the manner contemplated in this Agreement, the Time of Sale Information and the Final Prospectus; and
     (viii) Her Majesty the Queen in Right of the Province of New Brunswick may be sued in the courts of the Province of New Brunswick with regard to any claims arising out of or relating to the obligations of the Province under the Securities. No law in the Province of New Brunswick requires the consent of any public official or authority for suit to be brought or judgment to be obtained against Her Majesty the Queen in Right of the Province of New Brunswick arising out of or relating to the obligations of the Province under the Securities, though prior notice and particulars of a claim must be given to Her Majesty the Queen in Right of the Province of New Brunswick. An amount payable by Her Majesty the Queen in Right of the Province of New Brunswick under an order of a court of the Province of New Brunswick that is final and not subject to appeal is payable out of the Consolidated Fund of the Province of New Brunswick pursuant to the Proceedings Against the Crown Act (New Brunswick).
          (c) The Representatives, on behalf of the Underwriters, shall have received on the Closing Date from Shearman & Sterling LLP, United States counsel to the Province, favorable opinions dated the Closing Date, subject to such qualifications and based upon such assumptions as are customary in the United States in respect of such opinion, to the effect that:
     (i) the statements in the Time of Sale Information and the Final Prospectus under the caption “Description of Bonds” and “Underwriting”, in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein; and
     (ii) the statements in the Time of Sale Information and the Final Prospectus under the caption “Description of Debt Securities — United States Income Tax Considerations”, as supplemented by “Taxation — United States Taxation”, in each case, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.
          Such counsel shall also state that based upon such counsel’s participation in conferences with representatives of the Province, counsel for the Province and their examination of specified documents, no facts have come to such counsel’s attention which caused such counsel to believe that (A) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Time of Sale Information (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (C) the Final Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in such counsel’s opinion, the Registration Statement and the Final Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment) appear on their face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder.
          In giving such opinions, such counsel may rely, without independent investigation, as to matters relating to the federal law of Canada or the laws of the Province of New Brunswick, on the opinion of the Deputy Attorney General, Acting Deputy Attorney General, Assistant Deputy Attorney General Legal Services or Acting Assistant Deputy Attorney General Legal Services of the Province, rendered pursuant to Section 7(b) hereof.
          (d) The Representatives, on behalf of the Underwriters, shall have received on the Closing Date from Sullivan & Cromwell LLP, United States counsel for the Underwriters, and Stewart, McKelvey, Stirling & Scales, Canadian counsel for the Underwriters, favorable opinions dated the Closing Date as to the form and validity of the Securities and as to the proceedings and other related matters incident to the issuance and sale of the Securities on the Closing Date, and the Representatives, on behalf of the Underwriters, shall have received on the Closing Date from Sullivan & Cromwell LLP a favorable opinion dated the Closing Date with respect to the Registration Statement, the Time of Sale Information and the Final Prospectus and other related matters as the Representatives may reasonably require. In giving their opinion, Sullivan & Cromwell LLP may rely upon the opinion of Stewart, McKelvey, Stirling & Scales as to matters of Canadian and New Brunswick law.
          (e) The Province shall have furnished to the Representatives, on behalf of the Underwriters, on the Closing Date a certificate of the Province, signed by the duly authorized officer of the Province (who may rely as to proceedings pending or contemplated upon the best of his knowledge), dated the Closing Date, to the effect that:
     (i) the representations and warranties of the Province in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Province has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Province’s knowledge, threatened; and
     (iii) there has been no material adverse change in the financial, economic or political conditions of the Province from those set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Final Prospectus.

          (f) Subsequent to the execution of this Agreement and on or prior to the Closing Date, there shall not have been any decrease in the ratings of any of the Province’s long-term debt securities by Moody’s Investors Service or Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
          (g) Prior to the Closing Date, the Province shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Province in writing or by telephone or facsimile transmission, in either case confirmed in writing.
          8. Stabilization and Over-allotment. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of the Province, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that the Province has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriters also acknowledge that the Province has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable rules, including those made pursuant to applicable United Kingdom legislation and Regulation M under the U.S. Exchange Act (if applicable).
          9. Indemnification and Contribution.
          (a) The Province agrees to indemnify and hold harmless each Underwriter and each of its affiliates that participates in the initial distribution of the Securities and each person who controls any Underwriter or any such affiliate within the meaning of either the U.S. Securities Act or the U.S. Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the laws of any jurisdiction, including but not limited to the U.S. Securities Act, the U.S. Exchange Act or other United States Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, including all documents incorporated by reference, or in the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse, as incurred, each such indemnified party, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information shall not enure to the benefit of any Underwriter or affiliate thereof (or any person controlling any Underwriter or affiliate) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive the Time of Sale Information at or prior to the sale of such Securities to such person and the untrue statement or omission of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus or any Issuer Free Writing Prospectus was corrected in the Time of Sale Information, the Underwriter was notified in an email message or otherwise in writing of the correction and was provided with the corrected Basic Prospectus, Preliminary Prospectus or Issuer Free Writing Prospectus prior to delivery or conveyance of the Time of Sale Information to such person. This indemnity agreement will be in addition to any liability which the Province may otherwise have.
     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Province:
     (i) to the same extent as the foregoing indemnity from the Province to such Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Province by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity; and
     (ii) against any and all losses, claims, damages or liabilities, joint or several, to which the Province may become subject under the laws of any jurisdiction, including but not limited to the U.S. Securities Act, the U.S. Exchange Act or other United States Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any document prepared by such Underwriter and distributed by it in connection with the offering of the Securities, including any “free writing prospectus”, or which arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and which statement or omission is not contained in the Time of Sale Information, the Final Prospectus or the agreed press releases.
           Each Underwriter, severally and not jointly, agrees to reimburse, as incurred, any legal or other expenses reasonably incurred by the Province in connection with investigating or defending any such loss, claim, damage, liability or action referred to in clauses (i) and (ii) above. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Province acknowledges, for the purposes of clause (i) above, that the statements set forth under the heading “Underwriting” (except for the statements in the paragraphs relating to the European Economic Area, the FSMA and the securities laws of Italy,

Belgium, Japan and Hong Kong and the sentence relating to stamp taxes and other charges and expenses of the offering) in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any of the documents referred to in the foregoing indemnity, and the Underwriters confirm that such statements are correct; provided that such acknowledgement by the Province does not extend to any “free writing prospectus” other than the Issuer Free Writing Prospectus in the form of Schedule I hereto.
          (c) Each of the Province and the Underwriters agree that the Underwriters shall have and hold the covenants of the Province contained in this Section 9 in respect of the Underwriters’ controlling persons (as defined above) and affiliates in trust for the benefit of their controlling persons and affiliates. The Underwriters agree to accept the trusts in this paragraph (c) declared and provided for and agree to enforce those covenants on behalf of such persons.
          (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9.
          In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying parties are actual or potential parties to such claim or action).
          Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this

Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:
     (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the first sentence of the next preceding paragraph (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action),
     (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
     (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).
          (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Province on grounds of policy or otherwise, the Province and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Province and the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount specified in Schedule I hereto bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Province is responsible for the balance; provided, however, that (a) in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of the U.S. Securities Act shall have the same rights to contribution as the Underwriters, and each person who controls the Province within the meaning of the U.S. Securities Act and each official of the Province who shall have signed the Registration Statement shall have the same rights to contribution as the Province. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).
          10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or

Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Province. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Province and any non-defaulting Underwriter for damages occasioned by its default hereunder.
           11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives or the Province, by notice given to the Province or the Representatives, as the case may be, prior to delivery and payment for the Securities, if prior to that time, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable judgment of the Representatives or the Province, as the case may be, is material and adverse and such changes, singly or together with any other such change, makes it, in the reasonable judgment of the Representatives or the Province, as the case may be, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information or the Final Prospectus. Notwithstanding any such termination, the provisions of Sections 9, 12, and 15 hereof shall remain in effect.
          12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Province and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Province or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.
          13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives on behalf of the Underwriters, will be mailed, delivered, telecopied or telegraphed and confirmed to them care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, or, if sent to the Province, will be mailed, delivered, telecopied or telegraphed and confirmed at the Department of Finance, Treasury Division, 670 King Street, Room 376, Fredericton, New Brunswick, E3B 5H1, attention: Assistant Deputy Minister, Treasury Division, Department of Finance (Telecopier No. 506-453-2053).

          14. Successors and Assigns. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and the officials and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. Neither this Agreement nor any interest or obligation in or under this Agreement may be assigned by the Underwriters without the prior written consent of the Province or by the Province without the prior written consent of the Representatives on behalf of the Underwriters.
          15. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of New Brunswick and the laws of Canada applicable in New Brunswick.
          16. No Fiduciary Relationship. The Province acknowledges and agrees that: (a) the purchase and sale of the Bonds pursuant to this Agreement is an arm’s-length commercial transaction between the Province, on the one hand, and the Underwriters, on the other hand; (b) in connection with the offerings contemplated hereby and the process leading to such transaction the Underwriters are and have been acting as a principal and are not the agent or fiduciary of the Province, or its respective creditors, employees or any other party; and (c) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Province has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          17. Counterparts. This Agreement may be executed in one or more counterparts (including counterparts by facsimile) and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.
          18. Advertisements. All advertisements of the issue of the Securities or publication of such formal notice as may be required by the rules of the Stock Exchange in connection with the listing of the securities on the Stock Exchange shall be published in a form or forms and manner to which the Province consents in writing prior to the date of publication. The Province may withhold its consent in its discretion regarding the use of any symbol in any such advertisement and the publication in which such advertisement is to appear.
          19. Time of the Essence. Time shall be of the essence in this Agreement.
          20. Representation of Underwriters. In all dealings hereunder, the Representatives shall, and have all necessary authority to, act on behalf of each of the Underwriters, and the Province shall be entitled to act and rely upon any statement, request, notice or agreement given by the Representatives, jointly or individually, on behalf of any of the Underwriters.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Province and the Underwriters.

Very truly yours, Province of New Brunswick
By:	/s/ Leonard Lee-White
	Name:	Leonard Lee-White
	Title:	Assistant Deputy Minister Department of Finance

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

RBC Capital Markets, LLC
By:	/s/ Jigme Shingsar
	Name:	Jigme Shingsar
	Title:	Authorized Signatory

Acting for itself and on behalf of
the several Representatives
and the several Underwriters

SCHEDULE I
Province of New Brunswick
(Canada)
US$750,000,000 2.750% Bonds, Series HD, due June 15, 2018
Final Term Sheet
Approved for External Use

Issuer:	Province of New Brunswick

Title:	2.750% Bonds, Series HD, due June 15, 2018

Format:	SEC Registered Global Offering

Ranking:	Direct, unconditional debt

Size:	US$750,000,000

Trade Date:	June 9, 2011

Settlement Date:	June 16, 2011

Maturity:	June 15, 2018

Interest Payment Dates:	June 15 and December 15 of each year

First Interest Payment Date:	December 15, 2011, short first coupon

Spread to Benchmark Treasury:	T+ 54.55bps

Spread to Mid-Swaps:	+ 35bps

Benchmark Treasury:	2.375% due 5/31/2018

UST Spot/Yield:	100-25+ /2.251%

Yield to Maturity:	2.797%

Coupon:	2.750% payable semi-annually

Price:	99.703%, plus accrued interest, if any, from June 16, 2011

Day Count:	30/360

Minimum Denominations:	US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000

Joint Lead Managers:	BofA Merrill Lynch
CIBC
RBC Capital Markets

Co-managers:	National Bank of Canada Financial
Scotia Capital
TD Securities
BMO Capital Markets

Cusip#/ISIN#:	642869 AC5/US642869AC54

Listing:	Admission to UKLA’s Official List and to trading on London Stock Exchange’s regulated market may be completed following settlement.

Governing Law:	Province of New Brunswick and Canada.

Prospectus and Prospectus Supplement:	Prospectus dated as of December 15, 2006 and Preliminary Prospectus Supplement dated as of June 9, 2011

http://www.sec.gov/Archives/edgar/data/862406/000095012311057755/o71608e424b2.htm

United States Taxation:	Notwithstanding any express limitation to the contrary, the discussion in the Prospectus describes the material United States federal income tax considerations regarding the purchase, ownership and disposition of the Bonds to U.S. Holders (as defined in the Prospectus) who are initial purchasers of Bonds purchasing Bonds at the price set forth in this term sheet, even though the Bonds are issued with de minimis original issue discount.

Recent developments: Certain U.S. Holders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, interest and capital gains for taxable years beginning after December 31, 2012. In addition, certain U.S. Holders who are individuals that hold certain foreign financial assets (which may include the

Bonds) are required to report information relating to such assets, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of these requirements on their ownership and disposition of the Bonds.

Stabilization:	Reg M/FSA Rules

Legends:	This communication is intended for the sole use of the person to whom it is provided by us.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free to Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, CIBC World Markets Corp. at 1-800-282-0822 or RBC Capital Markets, LLC at 1-866-375-6829.

European Economic Area Legends:	If and to the extent that this announcement is communicated in, or the offer of the Bonds to which it relates is made in, any European Economic Area Member State that has implemented Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in that Member State and including any relevant implementing measure in that Member State) (the “Prospectus Directive”) (other than the United Kingdom, once the UKLA Prospectus as defined below has been approved by the Financial Services Authority), this announcement and the offer are only addressed to and directed at persons in that Member State who are qualified investors as defined in the Prospectus Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Member State.

This document does not constitute or form part of any offer or invitation to sell these Bonds and is not soliciting any offer to buy these Bonds in any jurisdiction where such offer or sale is not permitted.

This document is, for the purposes of Article 15 of the Prospectus Directive, not a prospectus but an advertisement, and investors in the European Economic Area should not subscribe for or purchase these Bonds once admitted to trading on the London Stock Exchange plc’s Regulated Market except on the basis of information in the UKLA Prospectus (as defined below). The Province intends to file a single prospectus (the “UKLA Prospectus”) pursuant to Section 5.3 of the Prospectus Directive with the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended, for the purpose of having these Bonds admitted to trading on the London Stock Exchange plc’s Regulated Market as soon as possible after closing of this issue. Once approved, the UKLA Prospectus will be published in accordance with the Prospectus Directive and investors will be able to view the UKLA Prospectus on the website of the Regulatory News Service operated by the London Stock Exchange at http://www.londonstockexchange.com/exchange/prices-and-news/news/market-news/market-newshome.html under the name “Province of New Brunswick” and the headline “Publication of Prospectus” and investors will be able to obtain copies without charge from the office of the Department of Finance, Treasury Division, 670 King Street, Room 376, Fredericton, New Brunswick, Canada E3B 5H1. As from the date the UKLA Prospectus is published, investors in the European Economic Area should refer to the UKLA Prospectus and not to this advertisement for the purpose of considering whether to subscribe for or purchase any bonds.

This announcement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Bonds are only available to, and any invitation, offer or agreement or subscribe, purchase or otherwise acquire such Bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Other:	ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II

	Principal Amount
	of Securities to
Underwriter	be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	US$	210,000,000
CIBC World Markets Corp.		210,000,000
RBC Capital Markets, LLC		210,000,000
National Bank Financial Inc.		37,500,000
Scotia Capital (USA) Inc.		37,500,000
TD Securities (USA) LLC		37,500,000
Bank of Montreal, London Branch		7,500,000

Total	U.S.$	750,000,000

II-1